Exhibit l.3

K&L Gates LLP

1601 K Street N.W.

Washington, D.C. 20006

October 27, 2010

Nuveen Texas Quality Income Municipal Fund

333 West Wacker Drive

Chicago, Illinois 60606

Nuveen Texas Quality Income Municipal Fund

As counsel for Nuveen Texas Quality Income Municipal Fund (the “Registrant”), we consent to the incorporation by reference of our opinion, filed with Pre-effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-164949 and 811-06384) on October 26, 2010.

In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ K&L Gates LLP
K&L Gates LLP